UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

(Name of Registrant as Specified In Its Charter)

WM. WRIGLEY JR. COMPANY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

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2)	Aggregate number of securities to which transaction applies:

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0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

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4)	Date Filed:

February 13, 2002

Dear Stockholder:

We have previously sent to you proxy material for the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company, to be held on March 5, 2002.  Your Board of Directors has unanimously recommended that stockholders vote FOR Proposals 1 - 8, and AGAINST Proposal 9.

To be approved, each proposal must receive an affirmative vote from a majority of the votes entitled to vote at the meeting.  Therefore, your vote is important, no matter how many or how few shares you may own.  Whether or not you have already done so, please vote today, by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

WM. WRIGLEY JR. COMPANY

/s/ HOWARD MALOVANY
Howard Malovany
Vice President, Secretary and General Counsel

IMPORTANT NOTE:

Remember, you can now vote by telephone or via the Internet -
simply follow the easy instructions on the enclosed
proxy card.

If you have any questions, or need assistance in voting
yours shares, please call:

INNISFREE M&A INCORPORATED
TOLL-FREE, AT 1-877-750-5837.